Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Bilibili Inc. of our report dated March 29, 2019 relating to the financial statements, which appears in Bilibili Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 1, 2019